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                                                                      EXHIBIT 99

CONTACT: Video Update Inc.
                  287 East Sixth Street
                  Suite 400
                  St. Paul MN 55101
                  Telephone: 651 312 2392
                  Contact: James A. Skelton
                  Chief Restructuring Officer

                  Rubenstein Associates, Inc.
                  Public Relations
                  Contact: John Henderson
                  Telephone: 212 843 8054
                  Contact: Alexandra Paley
                  Telephone: 212 843 8270
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                                                           FOR IMMEDIATE RELEASE


                 VIDEO UPDATE, INC. FILES PLAN OF REORGANIZATION
                            AND DISCLOSURE STATEMENT

  Movie Gallery To Acquire 100 Percent Equity Of Reorganized Company Under Plan


ST. PAUL, MINNESOTA, July 31, 2001 - Video Update, Inc. (Over-the Counter-VUPDA) and its US subsidiaries announced today that they have filed a Plan of Reorganization and Disclosure Statement with the United States Bankruptcy Court for the District of Delaware.

Prior to filing for Chapter 11 bankruptcy protection from its creditors on September 18, 2000, Video Update was the fourth largest specialty retail video chain in North America, with nearly 600 stores in the US and Canada. Since the bankruptcy filing, Video Update has closed more than 200 underperforming stores in the US.

In May, 2001, Movie Gallery, Inc. (NASDAQ-MOVI) of Dothan, Alabama purchased 92% of Video Update's senior secured debt and, with approval from the Bankruptcy Court, extended a $5.0 million debtor-in-possession or DIP loan facility. Under the plan proposed by Video Update, Movie Gallery will receive 100% of the common stock of the reorganized Video Update in exchange for the forgiveness of amounts outstanding under the DIP facility. Movie Gallery will also provide Video Update with working capital financing following confirmation of the plan. The plan also provides for a restructuring of Video Update's senior secured debt and for a cash payment in the satisfaction and release of all general unsecured claims. All existing shares of stock, including any warrants and options, in VUPDA will be cancelled under the Plan. A hearing on Video Update's disclosure statement is scheduled to be held on September 11, 2001.